Exhibit 21

Subsidiaries of the Registrant
At March 7, 1994, Thermo Instrument Systems Inc. owned the following companies:

                                                           STATE OR    PERCENT
                                                         JURISDICTION    OF
                          NAME                                OF        OWNER-
                                                         INCORPORATION   SHIP

     Analytical Instrument Development, Inc.            Pennsylvania     100
     Eberline Instrument Company Limited                United Kingdom   100
     Eberline Instrument Corporation                    New Mexico       100
     Finnigan Corporation                               Virginia         100
        Finnigan Instruments, Inc.                      New York         100
        Finnigan International Sales, Inc.              California       100
        Finnigan MAT China, Inc.                        California       100
        Finnigan MAT (Delaware), Inc.                   Delaware         100
        Finnigan MAT Instruments, Inc.                  Nevada           100
        Finnigan MAT International Sales, Inc.          California       100
        Finnigan MAT (Nevada), Inc.                     Nevada           100
          Finnigan MAT AG                               Switzerland      100
          Finnigan MAT Canada, Ltd.                     Canada           100
          Finnigan MAT GmbH                             Germany          100
          Finnigan MAT Ltd.                             United Kingdom   100
             Finnigan MAT AB                            Sweden           100
          Finnigan MAT S.A.R.L.                         France           100
          Finnigan MAT S.R.L.                           Italy            100
             Thermo Separation Products S.R.L.          Italy            100
          Thermo Instruments Australia Pty. Limited     Australia        100
        Finnigan Properties, Inc.                       California       100
     Gamma-Metrics                                      California       100
        Gamma-Metrics International F.S.C. Inc.         Guam             100
     Gas Tech Inc.                                      California       100
        Gas Tech Australia, Pty. Ltd.                   Australia         50
        Gas Tech Partnership                            California       50*
        Gastech Instruments Canada Ltd.                 Canada           100
     Imaging Systems International, Incorporated        Wisconsin        100
     National Nuclear Corporation                       California       100
     Nicolet Instrument Corporation                     Wisconsin        100
        Nicolet Instrument Canada, Inc.                 Canada           100
        Nicolet Instrument GmbH                         Germany          100
        Nicolet Instrument Limited                      United Kingdom   100
        Nicolet Instrument S.A.R.L.                     France           100
        Nicolet Japan K.K.                              Japan            100
        Project Phoenix of Madison, Inc.                Wisconsin        100
        Spectra-Tech, Europe Limited                    United Kingdom   100
        Spectra-Tech, Inc.                              Wisconsin        100
     Thermo Environmental Corporation                   Massachusetts    100
        TEV Administrative Services Corporation         Delaware         100
        Thermo Analytical Inc.                          Massachusetts    100
          Eberline Analytical Corporation               New Mexico       100
          Skinner & Sherman, Inc.                       Massachusetts    100
             Skinner & Sherman Laboratories, Inc.       Massachusetts    100
             Skinner & Sherman Technology, Inc.         Massachusetts    100
          TMA/NORCAL Inc.                               California       100
        Thermo Water Management Inc.                    Delaware         100



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                                                                   Exhibit 21

Subsidiaries of the Registrant
At March 7, 1994, Thermo Instrument Systems Inc. owned the following companies:

                                                           STATE OR    PERCENT
                                                         JURISDICTION    OF
                          NAME                                OF        OWNER-
                                                         INCORPORATION   SHIP

          Bettigole Andrews & Clark, Inc.               New York         100
             N.H. Bettigole Co., Inc.                   Delaware         100
             N.H. Bettigole, P.A.                       New Jersey       100
             N.H. Bettigole, P.C.                       New York         100
          Fellows, Read & Associates, Inc.              New Jersey       100
          Normandeau Associates, Inc.                   New Hampshire    100
          Thermo Consulting Engineers Inc.              Delaware         100
             George A. Schock &  Associates, Inc.       New Jersey       100
             Jennison Engineering, Inc.                 Vermont          100
     Thermo Environmental Instruments Inc.              California       100
        MIE Acquisition, Inc.                           Massachusetts    100
     Thermo Instrument Controls Inc.                    Delaware         100
     Thermo Instrument Systems Japan Holdings, Inc.     Delaware         100
        Nippon Jarrell-Ash Company, Ltd.                Japan            100
                                                        U.S. Virgin
     Thermo Instruments F.S.C. Inc.                     Islands          100
     Thermo Jarrell Ash Corporation                     Massachusetts    100
        Scientific Measurement Systems Inc.             Colorado         100
        Thermo Instrument Systems (F.E.) Limited        China            100
        Thermo Instruments (Canada) Inc.                Canada           100
          Eberline Instruments (Canada) Ltd.            Canada           100
     Thermo Separation Products AG                      Switzerland      100
     Thermo Separation Products Inc.                    Delaware         100
        Thermo Instrument Systems (France) S.A.         France           100
          Thermo Separation Products S.A.               France           100
        Thermo Instrument Systems K.K.                  Japan            100
     Van Hengel Holding B.V.                            Netherlands      100
        Thermo Electron Limited                         United Kingdom   100
          Planweld Limited                              United Kingdom   100
             Hilger Analytical Limited                  United Kingdom   100
        Thermo Instrument Systems B.V.                  Netherlands      100
          Thermo Automation Services  (ThAS) B.V.       Netherlands      100
        Thermo Instrument Systems GmbH                  Germany          100
          Thermo Separation Products GmbH               Germany          100
        Thermo Jarrell Ash (Europe) B.V.                Netherlands      100
        Thermo Jarrell Ash, S.A.                        Spain            100
        Thermo Separation Products B.V.                 Netherlands      100
          Thermo Separation Products B.V. B.A.          Belgium          100


 * Joint Venture/Partnership









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